SEPARATION AGREEMENT

AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is entered into by and between Cyalume Technologies, Inc. (the “Company”) and Derek Dunaway (“Employee”) (collectively, the “Parties” and, each, a “Party”). The Parties entered into an Employment Agreement effective May 15, 2009 (the “Employment Agreement”), pursuant to which Employer employed Employee as Chief Executive Officer of the Company (“CEO”) for a three year term ending May 14, 2012. The Company has advised Employee that it does not intend to renew the Employment Agreement and that it has retained the services of another individual (the “Successor CEO”) that will assume all the authority and responsibilities previously exercised by Employee, effective April 2, 2012. In consideration of the mutual promises and agreements contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           Cessation of Employment; Resignation of Directorship. Employee’s employment by the Company will terminate effective May 14, 2012 (the “Termination Date”). Subject to paragraph 9 below, Employee shall cease to have any authority or responsibility for the conduct of the affairs of the Company as of April 2, 2012 (“Cessation Date”). The Company will pay Employee the following, less applicable withholdings and deductions: (a) Employee’s regular base salary at the annual rate of $297,500 to and through the Termination Date; (b) payment for accrued, unused vacation days as of the Cessation Date will be paid on the Cessation Date; (c) payment of a $100,000 bonus which has been owed to Employee since 2008 will be paid on the Cessation Date. Additionally, the Company will reimburse Employee for unreimbursed business expenses incurred per existing Company policies, provided such expenses are or have been submitted for reimbursement to the Company in a manner consistent with Section 11 of the Employment Agreement no later than 10 days after the Termination Date. Effective on the Cessation Date as of such time the Successor CEO is appointed as CEO, Employee resigns as a member of the Company’s the Board of Directors and relinquishes his title as CEO.

2.           Severance and Other Enhanced Benefits in Exchange for Signing Agreement. In consideration for, and contingent upon, Employee executing (and not revoking) this Agreement and the Second Agreement, as defined in and pursuant to the terms of paragraph 22 below, and in exchange for the promises, covenants, releases and waivers set forth herein, the Company will provide to Employee the following payments and benefits, to which Employee expressly acknowledges he would not otherwise be entitled:

a.           Severance Pay. The Company will pay Employee as severance pay, less applicable withholdings and deductions, $350,000, which amount shall be paid in the form of salary continuation (at the annual rate of $350,000) to commence as soon as practicable after the Payment Commencement Date (as defined in paragraph 22 below), provided that the first payment shall include payment for any payroll dates between the Termination Date and the date of such first payment.

b.           Equity. Any unvested equity awards issued to the Employee shall become vested in full upon May 14, 2012. Employee currently has unvested equity awards for 29,998 shares of the Company’s common stock that will vest on the Cessation Date. In order to permit the Employee to satisfy the Employee’s tax obligations related to the vesting of said equity securities pursuant to this Section 2.b, the Company shall permit the Employee to sell to the Company one-third (⅓) of said equity securities on the same terms and conditions in effect at the time of vesting, as the Company permits its other employees to sell equity securities to it. Any options to purchase the Company’s common stock shall terminate on the termination date specified in such option agreement as if the Employee had continued to be employed by the Company until such date.

3.           COBRA. Under a separate cover, the Company will inform Employee of Employee’s rights to convert and continue existing health insurance coverage, if any, under COBRA following the termination of Employee’s employment.

4.           No Other Payments. Employee represents, warrants and acknowledges that the Company owes Employee no wages, overtime pay, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

5.           Releases.

a.           Release from Employee to the Company. For good and valuable consideration, including, without limitation, the payments and benefits provided by paragraph 2 above, Employee hereby voluntarily, knowingly and willingly releases, acquits and forever discharges the Company and its former, current and future parents, subsidiaries, divisions, affiliates, predecessors, successors and assigns, and each of their current, former and future agents, employees, officers, directors, shareholders, members, trustees, heirs, joint venturers, attorneys, representatives, owners and servants, (collectively, the “Company Entities”) from any and all claims, costs or expenses of any kind or nature whatsoever (collectively, “Claims”), whether known or unknown, foreseen or unforeseen, that Employee ever had, now has or may have based upon any matter, fact, cause or thing, occurring from the beginning of time up to and including the Termination Date, including, without limitation, all Claims regarding Employee’s employment with the Company, any events that may have occurred during the course of Employee’s employment or the termination of Employee’s employment, or any other matters or Claims of any kind or nature. This includes, without limitation, a release of any Claims for unpaid wages, holiday pay, overtime, bonuses or other compensation, breach of contract, wrongful discharge, disability benefits, life, health and medical insurance, sick leave, or any other fringe benefit, employment discrimination, unlawful harassment, retaliation, emotional distress, violations of public policy, defamation, fraudulent misrepresentation or inducements and severance pay. Employee is also specifically releasing any rights or Claims Employee may have, if any, under common law or the Worker Adjustment Retraining and Notification Act, the Age Discrimination in Employment Act (“ADEA”) (which prohibits discrimination in employment based on age), Older Workers Benefit Protection Act of 1990 (“OWBPA”) (which also prohibits discrimination in employment based on age), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Rehabilitation Act, the Labor Management Relations Act, the Equal Pay Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act, the Sarbanes-Oxley Act of 2002, Massachusetts Law Prohibiting Unlawful Discrimination, as amended, Mass. Gen. Laws ch. 151B, §§ 1 et seq., Massachusetts Equal Pay Law (Massachusetts Discriminatory Wage Rates Penalized Law), Mass. Gen. Laws ch. 149, §§ 105A et seq., Massachusetts Right to be Free from Sexual Harassment Law, Mass. Gen. Laws ch. 214, § 1C, Massachusetts Discrimination Against Certain Persons on Account of Age Law, Mass. Gen. Laws ch. 149, §§ 24A et seq., Massachusetts Equal Rights Law, Mass. Gen. Laws ch. 93, §§ 102 et seq., Massachusetts Violation of Constitutional Rights Law, Mass. Gen. Laws ch. 12, § 11I, Massachusetts Family and Medical Leave Law, Mass Gen. Laws ch. 149, § 52D, all the above statutes as amended from time to time, and any other federal, state or local laws, rules, ordinances or regulations, whether equal employment laws, rules or regulations or otherwise or any right under any Company pension, welfare, or stock plans. This release covers both Claims that Employee knows about, and those that Employee may not know about. By signing this Agreement, Employee is forever giving up Employee’s rights to make the aforementioned Claims or demands. Notwithstanding the foregoing, nothing contained herein shall be construed to alter, limit, or release (i) any claim or right to indemnification and/or contribution Employee may have pursuant to applicable law or pursuant to the Company’s governance instruments for acts committed during the scope of Employee’s employment with the Company; (ii) coverage, if any, under any Company liability insurance policy; (iii) any claim or right under state unemployment and workers’ compensation statutes; (iv) any right Employee may have to a vested benefit under any pension or welfare plan of the Company or under the Plan, as modified by paragraph 2.b above; (v) any other claim or right that may not be released by private agreement; and (vi) any claim arising from obligations of the Company to Employee that are expressly set forth in this Agreement.

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b.           Release from the Company to Employee. For good and valuable consideration, including without limitation the Release set forth in paragraph 5.a above, the Company hereby voluntarily, knowingly and willingly releases, acquits and forever discharges Employee and his administrators, heirs, executors and assigns (the “Employee Entities”) from any and all Claims, whether known or unknown, foreseen or unforeseen, that the Company ever had, now has or may have based upon any matter, cause or thing occurring from the beginning of time up to and including the Termination Date, including, but not limited to, all Claims regarding Employee’s employment with the Company, any events that may have occurred during the course of Employee’s employment or the termination of his employment, or any other matters or Claims of any kind or nature. This release covers both Claims that the Company knows about, and those that the Company may not know about. This release does not cover Claims that may arise from obligations of the Employee to the Company that are expressly set forth in this Agreement. Notwithstanding the foregoing, this paragraph shall not include a release or waiver of any Claim arising from or relating to any criminal, grossly negligent or fraudulent conduct or willful gross misconduct by Employee.

6.           No Pending Lawsuits; No Assignment of Claims. Employee represents and warrants that Employee has not filed any Claim, lawsuit or charge against any of the Company Entities. Employee hereby promises never to file a Claim, lawsuit or charge asserting any Claims that Employee has released in Paragraph 5.a above, except that nothing in this Agreement, including the provisions of this paragraph and paragraph 5.a above, shall prevent Employee from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), or any other federal, state or local agency charged with the enforcement of any laws. However, to the extent any such charge or complaint or any other Claim is made against any of the Company Entities (including the EEOC or NLRB), Employee expressly waives any Claim to any form of monetary or other damages, or any other form of individual recovery or relief in connection with any such charge, complaint or Claim. Employee further represents and warrants that Employee has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, corporation or entity any Claim or other matter herein released. Notwithstanding the foregoing, nothing herein shall prohibit Employee from challenging the validity of the ADEA or OWBPA waiver herein; however, in the event Employee unsuccessfully does so, Employee may be held liable for the Company’s attorney’s fees and costs to the same extent that successful defendants are allowed attorney’s fees under the ADEA and/or OWBPA.

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7.           Consequences of Violation of Promises. If Employee breaches this Agreement including, but not limited to, by filing, bringing or participating in any Claims or actions contrary to Employee’s agreements and representations made herein, including, but not limited to, those in paragraphs 5 and 6 above, in addition to any other rights and remedies the Company may have, (i) Employee will immediately repay to the Company all amounts received by Employee under paragraph 2 above and shall forfeit all rights to any and all future payments and benefits, if any, to be provided under this Agreement, except for $100, which shall be consideration for the release in paragraph 5.a above; and (ii) all unexercised stock options owned by Employee shall immediately terminate. Further, if either Party breaches this Agreement, the non-breaching Party may recover from the breaching Party all costs and expenses, including reasonable attorneys’ fees, incurred by the non-breaching Party in connection with enforcing the terms of this Agreement. The foregoing provisions of this paragraph 7 shall not apply to any Claims that Employee files under ADEA or OWBPA or any challenge that Employee makes to the validity of the ADEA or OWBPA waiver contained in this Agreement. In the event Employee unsuccessfully challenges the validity of the ADEA or OWBPA waiver herein, Employee may be held liable for the Company's attorneys' fees and costs to the same extent that successful defendants are allowed attorneys' fees under the ADEA and/or OWBPA.

8.           Return of Company Property. Employee acknowledges and agrees that all information (in paper or electronic form), materials and equipment of any kind that Employee created or acquired during the course of Employee’s employment with the Company (collectively, “Company Property”) are and remain the property of the Company. Such Company Property includes, without limitation, books, handbooks, manuals, files, papers, memoranda, letters, facsimiles, photographs/images, audio recordings/files, electronically stored information, software, computers, PDAs and Blackberries. Employee agrees that he has an obligation to return all Company Property to the Company and covenants and represents that, as of the Termination Date, (i) he shall have returned to the Company all Company Property (including that in electronic form); (ii) he shall not have made or taken copies of such Company Property; and (iii) he shall have completely removed all electronically stored Company Property from all storage media in his possession, custody or control, including, without limitation, from Employee’s home computer system(s) and any external disk or flash drives. Notwithstanding the forgoing, the Parties agree that Employee may retain the laptop computer and the cellular telephone/PDA that the Company has provided to him, provided, as of the Termination Date, all data concerning the Company is erased therefrom. At the Company’s request, Employee agrees to provide the Company with access to such computer and cellular telephone/PDA for the sole purpose of confirming that all data concerning the Company is erased therefrom.

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9.           Cooperation. Employee agrees to assist and to cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. If requested, Employee agrees to provide the Company with reasonable assistance, including, without limitation, providing information, in connection with the transition of his employment duties and responsibilities to others and matters with which he was involved during his employment with the Company. The Company will reimburse Employee for reasonable expenses Employee incurs in fulfilling Employee’s obligations under this paragraph. The provisions of this paragraph 9 shall terminate and be of no further force and effect as of May 14, 2014.

10.          Non-Disparagement. Employee agrees that Employee will not make, or cause to be made, any disparaging, negative or adverse statements whatsoever, whether in public or private, and whether written, oral or otherwise, concerning any of the Company Entities or their respective businesses, products or services. Similarly, the Company will not expressly authorize the issuance of any such statement with respect to Employee. Furthermore, the Company shall instruct its current officers and director (collectively, the “Specified Individuals”) not to make, or cause to be made, any disparaging, negative or adverse statements whatsoever, whether in public or private, and whether written, oral or otherwise, concerning Employee, and the Company shall use its best efforts to ensure that the Specified Individuals comply with such instruction. Nothing contained herein shall create any personal liability on behalf of the Specified Individuals. This paragraph does not apply to factual statements made in connection with legal proceedings, governmental and regulatory investigations and actions, and internal Company investigations or any other statement or disclosure required by law. The provisions of this paragraph 10 shall terminate and be of no further force and effect as of May 14, 2019.

11.          Requests for Information and Testimony. Employee agrees that, in the event Employee is contacted by or on behalf of a person whom Employee knows or reasonably should know is an actual or potential party in connection with an actual or potential Claim involving the Company for the purpose of obtaining information or testimony from Employee concerning Employee’s or others’ employment, duties or activities at the Company (including, without limitation, knowledge Employee came into possession of in connection with Employee’s employment with the Company) that is known or reasonably should be known to be relevant to such actual or potential Claim, Employee shall, to the extent permitted by law, (i) prior to providing any such information or testimony and within 4 days of receipt of such request, advise the Company that such information or testimony is sought, (ii) cooperate with the Company and its representatives (including its counsel) in connection with the request for such information or testimony; and (iii) refuse to provide such information or testimony absent legal requirement to do so. If Employee is legally required to comply with such request for information or testimony (e.g., if such request is in the form of a subpoena or other legal process), to the extent permitted by law, Employee shall, in advance of providing any response and within 4 days of receipt of such request, provide written notice to the Company of such request so that it may seek to assert its rights and interests in connection with such request. Nothing in this Agreement shall prohibit or restrict Employee from providing information to or otherwise cooperating with a governmental or law enforcement organization. The provisions of this paragraph 11 shall terminate and be of no further force and effect as of May 14, 2019.

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12.          Confidentiality of this Agreement. The terms of this Agreement, including the specific amount paid hereunder, are and shall be kept confidential by Employee and the Company and shall not hereafter be disclosed by Employee or the Company to any other person or entity, including, without limitation, any current, former or future employees of the Company Entities, except (i) as may be required by law; (ii) as may be required by any taxing authority; (iii) by each Party to his or its respective counsel, accountants, or financial advisors; (iv) as may be required in the performance or enforcement of this Agreement; (v) by Employee, to Employee’s immediate family members, as necessary; and (vi) by the Company to its current employees, officers, directors, shareholders and members with a reason to know such information, provided in the cases of (iii), (v) and (vi), the disclosing Party makes the person to whom disclosure is made aware of the confidentiality provisions of this Agreement and such person to whom disclosure is to be made agrees to keep the terms and conditions of this Agreement fully confidential.

13.          Confidentiality, Inventions, Non-Solicitation, Noncompetition. Employee acknowledges and hereby reaffirms Employee’s continuing obligations to the Company pursuant to the Employment Agreement, including without limitation those under Sections 4 (Noncompetition by Employee), 5 (Confidentiality), 6 (Non-Solicitation) and 12 (Inventions, Etc.) of the Employment Agreement. Employee acknowledges, represents and warrants that Employee has complied and will continue to comply with such obligations. A copy of the Employment Agreement is annexed hereto and the terms thereof are hereby incorporated by reference.

14.          Entire Agreement. This Agreement and the provisions of the Employment Agreement that survive Employees termination of employment set forth the entire agreement between the Parties and fully supersedes any and all prior agreements or understanding between them pertaining to the subject matter thereof. This Agreement may not be altered, modified, amended or changed, in whole or in part, except in writing executed by Employee and Company. The Company and Employee acknowledge and agree that they are not relying on, and they may not rely on, any oral or written representation of any kind that is not set forth in writing in this Agreement.

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15.          Severability. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, the invalidity of any such provision shall have no effect upon, and shall not impair the enforceability of the release language set forth in paragraph 5.a above, provided that, upon a finding by a court of competent jurisdiction that the release language found in paragraph 5.a above is unenforceable, the Company shall rewrite paragraph 5.a above to cure the defect and Employee shall re-execute the release upon request, and Employee shall not be entitled to any additional monies, benefits and/or compensation therefor.

16.          Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any Party. No provision in this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

17.          No Admission. Nothing contained in this Agreement, nor the fact that the Parties sign this Agreement, shall be considered as an admission of any type by either Party.

18.          Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the Party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

19.          Choice of Law and Forum. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict-of-law principles. Employee agrees that any dispute concerning or arising out of this Agreement shall be tried exclusively in an appropriate state or federal court in Delaware and hereby irrevocably consents and waives any objection to the jurisdiction of any such court.

20.          Waiver of Trial By Jury. Each Party each hereby waives any right to trial by jury on any claim, counterclaim, setoff, demand action or cause of action whatsoever between them, including, without limitation, those arising out of or in any way pertaining or relating to (i) this Agreement, (ii) any dealings between Employee and the Company with respect to this Agreement, and (iii) Employee’s employment with the Company or termination thereof, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. Each Party agrees that either of them may file a copy of this Agreement with any court as written evidence of the knowing, voluntary, and bargained agreement between Employee and the Company irrevocably to waive trial by jury, and that any dispute or controversy whatsoever between Employee and the Company shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury. This paragraph shall not affect or limit the scope of any release of claim contained herein.

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21.          Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic and electronically created copies of such signed counterparts may be used in lieu of the originals for any purpose.

22.          Period for Review and Right to Revoke. Company and Employee acknowledge and agree that, (i) Employee will have twenty-one (21) days from the receipt of this Agreement in which to consider its terms (including, without limitation, Employee’s release and waiver of any and all claims under the ADEA) before executing it; (ii) changes to the terms of this Agreement, whether material or immaterial, will not restart this twenty-one (21) day period; and (iii) Employee will have seven (7) days after Employee’s execution of this Agreement in which to revoke Employee’s acceptance of this Agreement, in which event a written notice of such revocation must be received by Mark J. Goldberg, Esq., Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, on or before 5:00 p.m. on the seventh (7th) day; and (iv) this Agreement will become effective and enforceable on the eighth (8th) day after Employee’s execution of this Agreement pursuant to the terms of this paragraph (the “Effective Date”), provided (A) Employee has not previously revoked this Agreement pursuant to the terms hereof; and (B) Employee has executed and delivered this Agreement to Mr. Goldberg no later than 5:00 p.m. on the twenty-first (21st) day following Employee’s receipt of this Agreement from the Company. For this Agreement to be valid and enforceable, Employee must execute and deliver this Agreement to Yaron Eitan on or before April 18, 2012 at 5:00 p.m. Further, if Employee executes this Agreement prior to the Termination Date, then, in exchange for the consideration furnished to Employee in this Agreement, Employee shall re-execute and deliver to the Company in the same manner as provided for in this paragraph another copy of this Agreement (the “Second Agreement”) on or before 5:00 p.m. on the fifth (5th) day after the Termination Date; provided however that such re-execution by Employee shall not constitute a waiver by Employee of the benefits to which Employee is entitled, or a release to the Company of any of its obligations, under this Agreement. Employee agrees that Employee shall not be entitled to any additional monies, benefits and/or compensation for so executing the Second Agreement. If Employee executes the Second Agreement, Employee will likewise be entitled to the seven-day revocation provided for in this paragraph with respect to such Second Agreement. The “Payment Commencement Date” shall be on the 8th day after Employee signs the Second Agreement, provided he has not previously revoked the Second Agreement.

23.          Voluntary and Knowing Execution of Agreement. Employee acknowledges that (i) Employee has been advised by the Company to consult an attorney regarding any potential claims as well as the terms and conditions of this Agreement before executing it; (ii) Employee fully understands the terms of this Agreement including, without limitation, the significance and consequences of the Release in Paragraph 5.a above, including that it includes a release of age discrimination claims; (iii) Employee is executing this Agreement in exchange for consideration in addition to anything of value to which he/she is already entitled, and (iv) Employee is fully satisfied with the terms of this Agreement and is executing this Agreement voluntarily, knowingly and willingly and without duress.

[The remainder of this page is intentionally blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the below-indicated dates.

CYALUME TECHNOLOGIES, INC.
(Company)

By:	/s/ Yaron Eitan	/s/ Derek Dunaway
	Name: Yaron Eitan	Derek Dunaway
Title: Vice President, on behalf of the special committee

Dated:	March 30, 2012	Dated:	March 30, 2012

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